EXHIBIT 10.47

PROMISSORY NOTE – UNSECURED

AMOUNT: $125,000	DATE OF ISSUANCE: March 30, 2010
INTEREST RATE: 5%	MATURITY DATE: May 30, 2010
NOTE NUMBER: 1

FOR VALUE RECEIVED, Power Efficiency Corporation (the “Borrower”), hereby promises to pay the order of Steven Z. Strasser (the “Lender”) at 3960 Howard Hughes Parkway, Suite 460, Las Vegas, NV 89169, the principal sum of One Hundred Twenty Five Thousand Dollars ($125,000) plus accumulated interest, no later than May 30, 2010.

THIS PROMISSORY NOTE is not secured.

THE BORROWER MAY, at any time, without notice, bonus or penalty, prepay or cause to be prepaid the whole or any part of the principal amount and accumulated interest remaining unpaid hereunder.

THE PROMISSORY NOTE shall be governed by the laws of the State of Nevada, which laws shall be applicable to the interpretation, construction and enforcement hereof. The Borrower and the Lender each submit to the non-exclusive jurisdiction of the courts of the State of Nevada and the United States courts located in the State of Nevada in relation to any claim or dispute that may arise with respect to this Promissory Note.

IN THE EVENT of the bankruptcy or insolvency of the Borrower, or upon the filing of a petition in bankruptcy against the Borrower, or upon the making of a proposal in bankruptcy by the Borrower, the principal and interest under this Promissory Note remaining unpaid shall, at the option of the Lender, immediately become due and payable.

THE UNDERSIGNED may, at any time, without notice, bonus or penalty, prepay or cause to be prepaid the whole or any part of the principal amount remaining unpaid hereunder.

DATED this 30th day of March, 2010.

Lender	Borrower
Steven Z. Strasser	Power Efficiency Corporation
John Lackland, CFO